Exhibit 99.1

PDL Community Bancorp Announces Special Meeting of Stockholders

New York, August 1, 2018 (Globe Newswire) — PDL Community Bancorp (NASDAQ:PDLB), parent of Ponce Bank, today announced that it will hold a special meeting of stockholders on October 30, 2018 to consider and vote upon a proposal to approve the PDL Community Bancorp 2018 Long-Term Incentive Plan.  Shareholders of record as of the close of business on September 14, 2018 will be entitled to vote at the special meeting.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of one-to-four family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or -owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit. For further information, visit www.poncebank.net.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties detailed in the Company’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.